Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Watts Water Technologies, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333‑188669, 333-142714, 333-64627, 333-108699, and 333-115968) on Form S-8 and (Nos. 333-85862 and 333-224110) on Form S-3 of Watts Water Technologies, Inc. of our reports dated February 20, 2020, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement Schedule II-Valuation and Qualifying Accounts (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Watts Water Technologies, Inc.

Our report on the consolidated financial statements refer to a change in accounting principle related to leases.

/s/ KPMG LLP

Boston, Massachusetts
February 20, 2020